Exhibit (c)(1)

(PORTIONS OF AGREEMENT AND DECLARATION OF TRUST RELATING TO SHAREHOLDERS’ RIGHTS)

ARTICLE I

Names and Definitions

Section 1.2. Definitions.

(r) “Shareholder” shall mean a record owner of outstanding Shares;

(s) “Shares” shall mean the shares of beneficial interest into which the beneficial interest in the assets of the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares;

ARTICLE III

Shares

Section 3.1. Division of Beneficial Interest. The beneficial interest in the Trust shall be divided into Shares of undivided beneficial interests in the assets of the Trust (or Series thereof). The Trust and any Series may have no Classes, may consist of one Class or may be divided into two or more Classes. The number of Shares of the Trust and each Series and Class authorized hereunder is unlimited. The Trust is authorized to issue an unlimited number of Shares, and upon the establishment of any Series or Class as provided herein, the Trust shall be authorized to issue an unlimited number of Shares of each such Series and Class, unless otherwise determined, and subject to any conditions set forth, by the Trustees. Subject to the further provisions of this Article III and any applicable requirements of the 1940 Act, the Trustees shall have full power and authority, without obtaining any authorization or vote of the Shareholders of any Series or Class, (i) to divide the beneficial interest in each Series or Class into Shares, with or without par value as the Trustees shall determine, (ii) to issue Shares without limitation as to number (including fractional Shares and Shares held in the treasury), to such Persons and for such amount and type of consideration, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, (iii) to establish and designate and to change in any manner any Series or Class and to fix such preferences, voting powers, rights, duties and privileges and business purpose of each Series or Class as the Trustees may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or Class and may be limited to specified property or obligations of the Trust or profits and losses associated with specified property or obligations of the Trust, (iv) to divide or combine the Shares of the Trust or any Series or Class into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of the Trust or such Series or Class in the assets held with respect to the Trust or such Series or Class, (v) to classify or reclassify any Shares of the Trust or any Series or Class into Shares of one or more Series or Classes (whether the Shares to be classified or reclassified are issued and outstanding or unissued and whether such Shares constitute part or

Exhibit (c)(1)

all of the Shares of the Trust or such Series or Class) and (vi) to take such other action with respect to the Shares of the Trust or any Series or Class as the Trustees may deem desirable.

Subject to the distinctions permitted among Classes of the Trust or any Series as established by the Trustees consistent with the requirements of the 1940 Act, each Share of the Trust or any Series shall represent an equal undivided beneficial interest in the net assets of the Trust or such Series, and each Shareholder of the Trust or any Series shall be entitled to receive such Shareholder’s pro rata share of distributions of income and capital gains, if any, made with respect to the Trust or such Series. Upon redemption of the Shares of any Series, the applicable Shareholder shall be paid solely out of the funds and property of such Series of the Trust. The Trustees may change the name of any Series or Class.

All references to Shares in this Declaration of Trust shall be deemed to be Shares of the Trust and of any or all Series or Classes, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust and each Class, except as the context otherwise requires.

Notwithstanding any other provision of this Declaration of Trust, including Section 4.5 hereof, all Shares issued hereunder, including Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable. Except as otherwise provided by the Trustees, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. Shares held in the Trust’s treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

Notwithstanding anything contained herein to the contrary, the Trustees may, from time to time, without vote of the Shareholders, determine to issue Shares of any Series or Class only in lots of such aggregate number of Shares as shall be determined at any time by the Trustees (subject to their right of delegation under Article IV, Section 4.11 hereunder), to be called “Creation Units”; provided, however, that the Trustees shall have the unrestricted right and power, without vote of the Shareholders, to alter the number of Shares constituting a Creation Unit. The amount of shares constituting a Creation Unit for one Series or Class shall not affect the amount of shares constituting a Creation Unit for another Series or Class. The issuance of Creation Units by any Series or Class shall not affect the ability of any other Series or Class to issue Shares that do not comprise Creation Units.

Section 3.2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall contain the names and addresses of the Shareholders and the Shares held by each Shareholder. No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series and Class and as to the number of Shares of the Trust and of each Series and Class held from time to time by each Shareholder. No Shareholder shall be entitled to receive payment of any distribution or to have notice given to such Shareholder of any meeting or other action in respect of the Trust or any Series or Class

Exhibit (c)(1)

until such Shareholder has given its address and such other information as shall be required to such officer or agent of the Trust or such Series or Class as shall keep the record books of the Trust or such Series or Class for entry thereof.

Section 3.3. Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his duly authorized agent upon delivery to the Trustees or the Trust’s transfer or similar agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the Shareholder with respect to such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer or similar agent or registrar or any officer, employee or agent of the Trust, shall be affected by any notice of a proposed transfer.

Section 3.4. Investments in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Trustees or their authorized agents from time to time may authorize. The Trustees and their authorized agents shall have the right to refuse to issue Shares to any Person at any time and for any reason.

Section 3.5. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof. No Shareholder, as such, shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series. Shareholders, as such, shall have the same limitation of personal liability as is extended to Stockholders of a private corporation for profit organized under the General Corporation Law of the State of Delaware. Every written obligation of the Trust or any Series shall contain a statement to the effect that such obligation may only be enforced against the assets of the Trust or such Series; however, the omission of such statement shall not operate to bind or create personal liability for any Shareholder or Trustee or any other Series. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. Ownership of Shares shall not make the Shareholders third-party beneficiaries of any contract entered into by the Trust.

Exhibit (c)(1)

Section 3.6. Establishment of Series and Classes of Shares. Subject to the provisions of this Section 3.6, the Trust shall consist of the Series and Classes indicated on Schedule A attached hereto (“Schedule A”), as such Schedule A may be amended from time to time. The Series and Classes indicated on Schedule A as of the date hereof have been established and are referred to as the “Existing Series and Classes.” The establishment of any Series or Class of Shares (other than the Existing Series and Classes) shall be effective upon the adoption by the Trustees of a resolution that sets forth the designation of, or otherwise identifies, such Series or Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth the designation of, or otherwise identifies, such Series or Class including any Registration Statement, any amendment and/or restatement of this Declaration of Trust and/or Schedule A or as otherwise provided in such resolution. Upon the establishment of any Series or Class of Shares or the termination of any existing Series or Class of Shares, Schedule A shall be amended to reflect the addition or termination of such Series or Class and any officer of the Trust is hereby authorized to make such amendment; provided that the amendment of Schedule A shall not be a condition precedent to the establishment or termination of any Series or Class in accordance with this Declaration of Trust. The relative rights and preferences of each Series and each Class (including the Existing Series and Classes) shall be as set forth herein and as set forth in any Registration Statement relating thereto, unless (with respect to any Series or Class other than the Existing Series and Classes) otherwise provided in the resolution establishing such Series or Class. Any action that may be taken by the Trustees with respect to any Series or Class, including any addition, modification, division, combination, classification, reclassification, change of name or termination may be made in the same manner as the establishment of such Series or Class.

Unless otherwise provided in any Registration Statement relating thereto, Shares of the Existing Series and Classes and each additional Series or Class established pursuant to this Article III (unless otherwise provided in the resolution establishing such additional Series or Class), shall have the following relative rights and preferences:

(a) Assets Held with Respect to a Particular Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors of such Series, and shall be so recorded upon the books of account

Exhibit (c)(1)

of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets held with respect to” that Series. In the event that the Trust has only issued Shares of two or more Series (and not Shares of the Trust) and there are any assets, income, earnings, profits and proceeds thereof, funds or payments that are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees deem fair and equitable, and any General Assets so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

(b) Liabilities Held with Respect to a Particular Series. All liabilities of the Trust held with respect to a particular Series and all expenses, costs, charges and reserves attributable to that Series shall be charged against the assets held with respect to that Series. Any general liabilities of the Trust that are not readily identifiable as being held with respect to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series in such manner and on such basis as the Trustees deem fair and equitable. All liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as “liabilities held with respect to” that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. All liabilities held with respect to a particular Series shall be enforceable against the assets held with respect to such Series only and not against the assets of the Trust generally or against the assets held with respect to any other Series and, except as otherwise provided in this Declaration of Trust with respect to the allocation of General Assets, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series shall be enforceable against the assets of such Series. Notice of this limitation on inter-Series liabilities shall be set forth in the Certificate of Trust or in an amendment thereto. To the extent required by Section 3804(a) of the Delaware Act in order to give effect to the limitation on inter-Series liabilities set forth in this Section 3.6, (i) separate and distinct records shall be maintained for each Series, (ii) the assets held with respect to each Series shall be held in such separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the assets held with respect to all other Series and the General Assets of the Trust not allocated to such Series and/or (iii) the records maintained for each Series shall account for the assets held with

Exhibit (c)(1)

respect to such Series separately from the assets of any other Series and from the General Assets of the Trust not allocated to such Series.

(c) Dividends, Distributions, Redemptions, and Repurchases. Notwithstanding any other provisions of this Declaration of Trust, including Article VI, no dividend or distribution, including any distribution paid upon termination of the Trust or of any Series or Class with respect to, nor any redemption or repurchase of, the Shares of any Series or Class shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. To the extent not inconsistent with the 1940 Act, the Trustees shall determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders for all purposes.

(d) Fractions. Any fractional Share of the Trust or any Series shall carry proportionately all the rights and obligations of a whole Share of the Trust or any Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

(e) Exchange Privilege. The Trustees shall have the authority to provide that the Shareholders of any Series or Class shall have the right to exchange such Shares for Shares of one or more other Series or Class of Shares or for interests in one or more trusts, corporations or other business entities (or a series or class of any of the foregoing) in accordance with such requirements and procedures as may be established by the Trustees.

(f) Combination of Series and Classes. The Trustees shall have the authority, without the approval of the Shareholders of the Trust or any Series or Class unless otherwise required by applicable federal law, to combine the assets and liabilities held with respect to any two or more Series or Classes into assets and liabilities held with respect to a single Series or Class and in connection therewith to cause the Shareholders of each such Series or Class to become shareholders of such single Series or Class.

(g) Elimination of Series or Classes. At any time that there are no Shares outstanding of any particular Series or Class previously established, the Trustees may abolish that Series or Class and rescind the establishment thereof.

(h) Liquidation. The Board of Trustees may dissolve the Trust or any Class or Series thereof without action by Shareholders. In the event of the liquidation or dissolution

Exhibit (c)(1)

of the Trust or of any Class or Series thereof, Shareholders of each Class or Series shall be entitled to receive the assets belonging to such Class or Series to be distributed among them in proportion to the value of shares of such Class or Series held by them.

(i) Division of Series or Classes. The Trustees shall have the authority, without the approval of the Shareholders of any Series or Class unless otherwise required by applicable federal law, to divide the assets and liabilities held with respect to any Series or Class into assets and liabilities held with respect to an additional one or more Series or Classes and in connection therewith to cause some or all of the Shareholders of such Series or Class to be admitted as Shareholders of such additional one or more Series or Classes.

ARTICLE IV

The Board of Trustees

Section 4.1. Number, Election and Tenure. The number of Trustees shall be the Trustees in office on the date hereof until changed by the Trustees. The Trustees may fix the number of Trustees from time to time; provided that the number of Trustees shall at all times be at least one (1). Each Trustee shall serve during the continued lifetime of the Trust until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor or, if sooner, until he or she dies, declines to serve, resigns, retires, is removed, is incapacitated or is otherwise unable or unwilling to serve as herein provided. Shareholders shall not be entitled to elect Trustees except as required by the 1940 Act. To the extent required by the 1940 Act, the Shareholders shall elect the Trustees on such dates as the Trustees may fix from time to time. Any Trustee may resign at any time by an instrument signed by him and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following the effective date of his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. In the event that after the proxy material has been printed for a meeting of Shareholders at which Trustees are to be elected any one or more nominees named in such proxy material dies or become incapacitated or is otherwise unable or unwilling to serve, the authorized number of Trustees shall be automatically reduced by the number of such nominees, unless the Board of Trustees prior to the meeting shall otherwise determine. Any Trustee may be removed by action of a

Exhibit (c)(1)

majority of the Trustees with or without cause. A meeting of Shareholders for the purpose of electing one or more Trustees shall be called as provided in the By-Laws.

Section 4.5. Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series or Class, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

Section 4.6. Small Accounts. The Trustees or their authorized agents may establish and change, from time to time and without prior notice to the Shareholders, one or more minimum investment amounts for Shareholder accounts, which may differ within and among any Series or Class, and may impose account fees on (which may be satisfied by involuntarily redeeming the requisite number of Shares in any such account in the amount of such fee), and/or require the involuntary redemption of Shares held in, those accounts the net asset value of which for any reason falls below such established minimum investment amounts, or may authorize the Trust to convert any such Shares in such account to Shares of another Series or Class (whether of the same or a different Series), or take any other such action with respect to minimum investment amounts as may be deemed necessary or appropriate by the Trustees or their authorized agents, in each case upon such terms as shall be established by the Trustees or their authorized agents.

Section 4.8. Service Contracts.

(f) Any Shareholder, Trustee or officer of the Trust may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with the Trust and, subject to applicable law, has the same rights and obligations with respect to any such matter as a Person who is not a Shareholder, Trustee or officer of the Trust.

Section 4.9. Trustees and Officers as Shareholders. Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein relating to the sale and redemption of such Shares.

ARTICLE V

Shareholders’ Voting Powers and Meetings

Section 5.1. Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees as and to the extent provided in Section 4.1, (ii) with respect to such additional matters relating to the Trust as may be required by federal law including the 1940 Act, or any

Exhibit (c)(1)

registration of the Trust with the Commission (or any successor agency) or any state and (iii) as the Trustees may otherwise consider necessary or desirable. Provisions relating to meetings, quorum, required vote, record date and other matters relating to Shareholder voting rights are as provided in the By-Laws.

ARTICLE VI

Net Asset Value, Distributions and Redemptions

Section 6.1. Determination of Net Asset Value, Net Income, and Distributions. Subject to applicable federal law including the 1940 Act and Section 3.6 hereof, the Trustees may prescribe (and delegate to any officer of the Trust or any other Person or Persons the right and obligation to prescribe) such bases and time (including any methodology or plan) for determining the per Share or net asset value of the Shares of the Trust or any Series or Class or net income attributable to the Shares of the Trust or any Series or Class, or the declaration and payment of dividends and distributions on the Shares of the Trust or any Series or Class and the method of determining the Shareholders to whom dividends and distributions are payable, as they may deem necessary or desirable. Without limiting the generality of the foregoing, but subject to applicable federal law including the 1940 Act, any dividend or distribution may be paid in cash and/or securities or other property, and the composition of any such distribution shall be determined by the Trustees (or by any officer of the Trust or any other Person or Persons to whom such authority has been delegated by the Trustees) and may be different among Shareholders including differences among Shareholders of the same Series or Class.

Section 6.2. Redemptions and Repurchases.

(a) Except as otherwise provided or permitted pursuant to an exemptive order issued by the Commission or a rule or interpretation that may be adopted or issued by the Commission, the Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize.

Notwithstanding the foregoing, if the Trust issues Shares of any Series or Class in Creation Units, pursuant to Article III, Section 3.1 hereof, then only Shares of such Series or Class aggregating a Creation Unit shall be redeemable hereunder. Further, such Series or Class or the principal underwriter of such Series or Class shall be obligated to purchase said Shares only where the number of Shares subject to the purchase request aggregate one or more Creation Units, and unless the Trustees otherwise determine, there shall be no redemption of partial or fractional Creation Units hereunder. The Series shall make payment for any such Shares to be redeemed, as aforesaid, wholly or partly in securities, cash or other assets of that Series, provided that the value of its redemption payments on a Creation Unit basis equals the net asset value times the appropriate number of Shares of such Series tendered for redemption.

Exhibit (c)(1)

The Trustees may from time to time specify additional conditions, not inconsistent with the 1940 Act, regarding redemption of Shares in the Trust’s then effective prospectus under the Securities Act of 1933.

(b) The Trust will pay for such Shares the net asset value thereof as determined by the Trustees (or by such Person or Persons to whom such determination has been delegated), in accordance with any applicable provisions of this Declaration of Trust, the 1940 Act and other applicable law, less any fees imposed on such redemption (including, with respect to the redemption of Creation Units, any transaction fees charged in connection with such a redemption). Unless extraordinary circumstances exist, payment for said Shares shall be made by the Trust to the Shareholder within seven (7) days (or any other period as permitted by the 1940 Act or other applicable law) after the date on which the request is made in proper form. The obligation set forth in this Section 6.2 is subject to the provision that such obligations may be suspended or postponed by the Trustees (1) any time the New York Stock Exchange (the “Exchange”) is closed for other than weekends or holidays, (2) if permitted by the rules and regulations of the Commission during periods when trading on the Exchange is restricted, (3) during any emergency which makes it impracticable for the Trust to dispose of the investments of the Trust or any applicable Series or to determine fairly the value of the net assets held with respect to the Trust or such Series, or (4) during any other period permitted by the 1940 Act or rules thereunder or any order of the Commission upon which the Trust or any Series relies. In the case of a suspension of the right of redemption as provided herein, a Shareholder may either withdraw the request for redemption or receive payment based on the net asset value per Share next determined after the termination of such suspension, less any fees imposed on such redemption.

(c) Subject to applicable federal law including the 1940 Act, the redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Trust or any applicable Series for which the Shares are being redeemed, and the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. To the extent permitted by law, the Trust may retain the proceeds of any redemption of Shares required for payment of amounts due and owing by a Shareholder to the Trust or any Series or Class. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

(d) The Trustees may require any Shareholder or group of Shareholders (including some or all of the Shareholders of any Series or Class) to redeem Shares for any reason as determined by the Trustees, including (i) the determination of the Trustees that direct or indirect ownership of Shares of the Trust or any Series has or may become concentrated in such Shareholder to an extent that would disqualify any Series as a regulated investment company under the Internal Revenue Code of 1986, as amended (or any successor statute thereto), (ii) the failure of a Shareholder to supply a tax identification number if required to do so, or to have the minimum investment required (which may vary by Series or Class), (iii) if the Share activity of the account or ownership of Shares by a particular Shareholder is deemed by the Trustees either to affect adversely the management of the Trust or any Series or Class or not to be in the best interests of the remaining Shareholders of the Trust or any Series or Class or (iv) the failure of a Shareholder

Exhibit (c)(1)

to pay when due for the purchase of Shares issued to him. Any such redemption shall be effected at the redemption price and in the manner provided in this Article VI.

(e) The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), or to comply with the requirements of any other taxing authority.

(f) Subject to applicable federal law including the 1940 Act, and except as otherwise determined by the Trustees, upon redemption, Shares shall no longer be deemed outstanding or carry any voting rights irrespective of whether a record date for any matter on which such Shares were entitled to vote had been set on a date prior to the date on which such Shares were redeemed. In making a determination as to whether redeemed Shares shall be deemed outstanding and carry any voting rights with respect to any matter on which such Shares were entitled to vote prior to redemption, subject to applicable federal law including the 1940 Act, the Trustees may, among other things, determine that Shares redeemed either before or after a date specified by the Trustees between the record date for such matter and the meeting date for such matter shall be deemed outstanding and retain voting rights, which determination may be made for any reason including that it would not be reasonably practicable to obtain a quorum if all of the Shares redeemed after the record date for such matter and before the voting date no longer were deemed outstanding and carried any voting rights.

ARTICLE VII

Compensation and Limitation of Liability of Trustees

Section 7.2. Limitation of Liability. To the fullest extent permitted by law, a Trustee shall be liable to the Trust and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, Manager, adviser, sub-adviser or Principal Underwriter of the Trust.

All Persons extending credit to, contracting with or having any claim against the Trust or any Series shall look only to the assets of the Trust or any applicable Series that such Person extended credit to, contracted with or has a claim against, and neither the Trustees nor the Shareholders, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor.

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees by any of them in connection with the Trust shall conclusively be deemed to have been executed or done only in or with respect to his or their capacity as Trustee or Trustees, and such Trustee or Trustees shall not be personally liable thereon. At the Trustees’ discretion, any note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the Office of the Secretary of State of the State of

Exhibit (c)(1)

Delaware and that a limitation on liability of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust by a Trustee or Trustees in such capacity and not individually or by an officer or officers in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust or a Series thereof, and may contain such further recital as such Person or Persons may deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Trustees, officers or Shareholders individually.

Section 7.7. Indemnification of Shareholders. If any Shareholder or former Shareholder of any Series is held personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series (or the Trust in the event a Shareholder holds Shares of the Trust and not a Series) to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by such Shareholder or former Shareholder, assume the defense of any claim made against him or her for any act or obligation of the Series and satisfy any judgment thereon from the assets belonging to the Series.

ARTICLE VIII

Miscellaneous

Section 8.2. Termination of the Trust or Any Series or Class.

(a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be dissolved at any time by the Trustees (without Shareholder approval or prior notice). Any Series of Shares may be dissolved at any time by the Trustees (without Shareholder approval or prior notice). Any Class may be terminated at any time by the Trustees (without Shareholder approval or prior notice). Any action to dissolve the Trust shall be deemed to also be an action to dissolve each Series, and to terminate each Class.

Section 8.3. Reorganization and Master/Feeder.

(a) Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, (i) cause the Trust to convert or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger, reorganization or consolidation) so long as the surviving or resulting entity is an open-end management investment company under the 1940 Act, or is a series thereof, to the extent permitted by law, and that, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such

Exhibit (c)(1)

conversion, merger, reorganization or consolidation, may (but need not) succeed to or assume the Trust’s registration under the 1940 Act and that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Trust or any Series or Class to another Series or Class of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States so long as such trust, partnership, limited liability company, association, corporation or other business entity is an open-end management investment company under the 1940 Act and, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance, may (but need not) succeed to or assume the Trust’s registration under the 1940 Act, for adequate consideration as determined by the Trustees which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust or any affected Series or Class, and which may include Shares of such other Series or Class of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof); (v) cause the Trust, or any one or more of its Series, to cease listing its Shares on a securities exchange and to cease operating as an “exchange-traded” investment company, in reliance on certain exemptions under the 1940 Act or (vi) at any time sell or convert into money all or any part of the assets of the Trust or any Series or Class. Any certificate of merger, certificate of conversion or other applicable certificate may be signed by any one (1) Trustee and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(c) Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, invest all or a portion of the Trust Property or the Trust Property of any Series, or dispose of all or a portion of the Trust Property or the Trust Property of any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or any other state or jurisdiction) (or subtrust thereof) which is classified as a partnership for federal income tax purposes. Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, cause the Trust or any Series that is organized in the master/feeder fund structure to withdraw or redeem its Trust Property from the master fund and cause the Trust or such Series to invest its Trust Property directly in securities and other financial instruments or in another master fund.

Section 8.4. Amendments. This Declaration of Trust may be amended and/or amended and restated at any time by (i) an instrument in writing signed by a majority of the Trustees then holding office or (ii) adoption by a majority of the Trustees then holding office of a resolution specifying the restatement and/or amendment. Any such restatement and/or amendment hereto

Exhibit (c)(1)

shall be effective immediately upon such execution or adoption. No vote or dist of any Shareholder shall be required for any amendment to this Declaration of Trust except (i) as determined by the Trustees or (ii) as required by federal law including the 1940 Act, but only to the extent so required. Any officer of the Trust is authorized from time to time to restate this Declaration of Trust into a single instrument to reflect all amendments hereto made in accordance with the terms hereof. The Certificate of Trust of the Trust may be restated and/or amended by any Trustee as necessary or desirable to reflect any change in the information set forth therein, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of the State of Delaware or upon such future date as may be stated therein. Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VII of this Declaration of Trust with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification and advancement referenced in Article VII of this Declaration of Trust with respect to any actions or omissions of Persons covered thereby prior to such amendment.

Section 8.9. Derivative Actions. In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

(a) The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section 8.9(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Act);

(b) Unless a demand is not required under paragraph (a) of this Section 8.9 and except with respect to claims arising under the federal securities laws, Shareholders eligible to bring such derivative action under the Delaware Act who collectively hold Shares representing ten percent (10%) or more of the total combined net asset value of all Shares issued and outstanding or of the Series or Classes to which such action relates if it does not relate to all Series and Classes, shall join in the request for the Trustees to commence such action; and

(c) Unless a demand is not required under paragraph (a) of this Section 8.9, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.

(d) For purposes of this Section 8.9, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are “independent trustees” (as that term is defined in the Delaware Act).

Exhibit (c)(1)

(e) In addition to all suits, claims or other actions (collectively, “claims”) that under applicable law must be brought as derivative claims, each Shareholder of the Trust or any Series or Class agrees that any claim that affects all Shareholders of a Series or Class equally, that is, proportionately based on their number of Shares in such Series or Class, must be brought as a derivative claim subject to this Section 8.9 irrespective of whether such claim involves a violation of the Shareholders’ rights under this Declaration of Trust or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim.

Section 8.10. Inspection of Records and Reports. Every Trustee shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents. No Shareholder shall have any right to inspect any account, book or document of the Trust that is not publicly available, except as conferred by the Trustees. The books and records of the Trust may be kept at such place or places as the Board of Trustees may from time to time determine, except as otherwise required by law.

Section 8.11. Jurisdiction and Waiver of Jury Trial. In accordance with Section 3804(e) of the Delaware Act, any suit, action or proceeding brought by or in the right of any Shareholder or any person claiming any interest in any Shares seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Declaration of Trust or the Trust, any Series or Class or any Shares, including any claim of any nature against the Trust, any Series or Class, the Trustees or officers of the Trust, shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then in the Superior Court of the State of Delaware, and all Shareholders and other such Persons hereby irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further, IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW. All Shareholders and other such Persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such Person at the address shown on the books and records of the Trust for such Person or at the address of the Person shown on the books and records of the Trust with respect to the Shares that such Person claims an interest in. Service of process in any such suit, action or proceeding against the Trust or any Trustee or officer of the Trust may be made at the address of the Trust’s registered agent in the State of Delaware. Any service so made shall be effective as if personally made in the State of Delaware.